Exhibit 14
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of DWS Institutional Funds on Form N-14 (No. 333-166281) (“Registration Statement”) of our reports dated August 25, 2009, relating to the financial statements and financial highlights which appear in the June 30, 2009 Annual Reports to Shareholders of DWS Enhanced Commodity Strategy Fund, Inc. (formerly DWS Global Commodities Stock Fund, Inc.) and DWS Enhanced Commodity Strategy Fund (formerly DWS Commodity Securities Fund), respectively, which are also contained in and/or incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm (“Auditor”)” and in Appendix C “Agreement and Plan of Reorganization” under the heading “Representations and Warranties,” both in such Registration Statement.
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 25, 2010